UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2009

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT		06851
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Arch Chemicals, Inc. (the “Company”) filed as Exhibit 10.2 and Exhibit 10.3 to its Current Report on Form 8-K, filed on October 9, 2009 (the “Original Report”), an Amended and Restated Receivables Sale Agreement, dated as of October 6, 2009 (the “Receivables Sale Agreement”), with Arch Chemicals Receivables Corp. (“ARC”) and certain of its other subsidiaries, and an Amended and Restated Receivables Purchase Agreement dated as of October 6, 2009 (the “Receivables Purchase Agreement”), with ARC, Market Street Funding LLC and PNC Bank, National Association. The Company is filing this amendment to the Original Report to file a complete set of all schedules and exhibits to the Receivables Sale Agreement and the Receivables Purchase Agreement. A full and complete copy of the Receivables Sale Agreement and the Receivables Purchase Agreement, together with all schedules and exhibits thereto, are filed with this Current Report on Form 8-K/A as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Amended and Restated Receivables Sale Agreement, dated as of October 6, 2009, among Arch Chemicals, Inc., as an Originator, Arch Treatment Technologies, Inc., as an Originator, Arch Wood Protection, Inc., as an Originator, Arch Personal Care Products, L.P., as an Originator, and Arch Chemicals Receivables Corp., as Buyer.

10.2	Amended and Restated Receivables Purchase Agreement, dated as of October 6, 2009, among Arch Chemicals Receivables Corp., as Seller, Arch Chemicals, Inc., as Initial Servicer, Market Street Funding LLC and PNC Bank, National Association, as Administrator and as LC Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2011

ARCH CHEMICALS, INC.

By:	/s/ Steven C. Giuliano
Name:	Steven C. Giuliano
Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Receivables Sale Agreement, dated as of October 6, 2009, among Arch Chemicals, Inc., as an Originator, Arch Treatment Technologies, Inc., as an Originator, Arch Wood Protection, Inc., as an Originator, Arch Personal Care Products, L.P., as an Originator, and Arch Chemicals Receivables Corp., as Buyer.

10.2	Amended and Restated Receivables Purchase Agreement, dated as of October 6, 2009, among Arch Chemicals Receivables Corp., as Seller, Arch Chemicals, Inc., as Initial Servicer, Market Street Funding LLC and PNC Bank, National Association, as Administrator and as LC Bank.

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